UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2006
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(d) On June 28, 2006, the Board of Directors of Millennium Cell Inc. (the “Company”), elected Hideo Ito as a director of the Company, filling the vacancy created by the retirement of John Wallace, whose term as a director of the Company, as previously reported in the Company’s Form 8-K filed on March 14, 2006, ended effective as of May 2, 2006, the date of the Company’s 2006 Annual Meeting of Stockholders. Mr. Ito’s term as a director of the Company will continue until the Company’s 2007 Annual Meeting of Stockholders or until his successor is elected and qualified or his earlier resignation or removal.

At the time of the filing of this Current Report on Form 8-K, Mr. Ito has not been named to serve on any committee of the Company’s Board of Directors and no determination has been made about potential future committee assignments.

There is currently no arrangement or understanding between Mr. Ito and any other persons pursuant to which he was selected as a director of the Company and Mr. Ito is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

The Company’s press release announcing Mr. Ito’s election as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

99.1. Press Release of Millennium Cell Inc. dated July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.
                        (Registrant)

By: /s/John D. Giolli

Name: John D. Giolli, CPA
Title: Chief Financial Officer
                                                                                                                          and Corporate Secretary

Date: July 5, 2006

EXHIBIT INDEX

99.1  Press Release of Millennium Cell dated July 5, 2006.